                                                                    Exhibit 99.1


                            FOR RELEASE: Immediately

CONTACT:
RICHARD ARTER           INVESTOR RELATIONS        941-362-1200
RICHARD DOBBYN          CHIEF FINANCIAL OFFICER   941-362-1200


SUN HYDRAULICS CORPORATION THIRD QUARTER NET INCOME EXCEEDS EXPECTATIONS

SARASOTA, FLA, NOVEMBER 2, 2004 - Sun Hydraulics Corporation (NASDAQ: SNHY) reported financial results for the third quarter 2004 as follows:

(Dollars in millions except net income per share)

                                       September 25,  September 27,
                                           2004           2003       Increase
     Three Months Ended
Net Sales                                $   23.2       $   17.9        30%
Net Income                               $    1.9       $    0.5       280%
Net Income per share:
   Basic                                 $   0.27       $   0.08       238%
   Fully Diluted                         $   0.27       $   0.08       238%


     Nine Months Ended
Net Sales                                $   71.1       $   53.2        34%
Net Income                               $    5.8       $    1.6       263%
Net Income per share:
   Basic                                 $   0.86       $   0.24       258%
   Fully Diluted                         $   0.85       $   0.24       254%


Sales increases by business segment were as follows:

                        3rd Quarter     Year-to-date
                        -----------     ------------
United States               31%             37%
United Kingdom              19%             15%
Germany                     46%             42%
Korea                       17%             30%


Sun Hydraulics President, Allen Carlson, commented, "Sales increased 30% during the quarter compared to last year. Our flexible production capability and our responsive supplier base continue to provide excellent delivery performance to our customers.

Sales volume and productivity increases this quarter helped to offset increased material costs."

Gross profit for the third quarter increased 56% compared to the same quarter last year. Gross profit as a percentage of net sales increased to 30% from 25% last year.

"While we are now sharing in the raw material cost increases experienced by our suppliers, our production unit costs are unchanged," Carlson said. "We recently announced a modest price increase on selected products effective the beginning of next year. This will combat the rise in material costs as we continue to invest time and money to further improve our production processes".

OUTLOOK

Third quarter orders increased 33% compared to last year, and October orders came in at an even higher rate.

Fourth quarter shipments are estimated to be $22.0 million, which would be a 25% increase over the same quarter last year. The majority of this increase is projected to be in the U.S. operation as the rate of growth internationally is projected to slow.

Net income per share on sales of $22.0 million should yield approximately $0.15, which would bring net income per share for the year to $1.00.

                                     WEBCAST

Sun Hydraulics Corporation will broadcast its third quarter financial results conference call live over the Internet at 2:30 P.M. E.T. tomorrow, November 3, 2004. The conference call will be in conjunction with an Investor Open House to be held at the Company's facility at 701 Tallevast Road, Sarasota, Florida, from 2-5 P.M. To listen, go to http://investor.sunhydraulics.com/medialist.cfm. A copy of this earnings release is posted on the Investor Relations page of our website under "Press Releases."

WEBCAST Q&A

Questions may be submitted to the Company via email after reviewing this earnings release. Sun management will then answer these and other questions during the Company's webcast. If an individual wishes to ask questions directly during the webcast, the conference call may be accessed by dialing 1-800-361-0912.

Questions can be submitted by going to the Sun Hydraulics website, www.sunhydraulics.com, and clicking on Investor Relations on the left hand menu. Scroll down to the bottom of the page and click on contact email:
investor@sunhydraulics.com, which will open an email window to type in your message. Sun Hydraulics will answer as many legitimate questions pertaining to the third quarter earnings release as possible during the webcast time.

Sun Hydraulics Corporation is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at www.sunhydraulics.com.

FORWARD-LOOKING INFORMATION

      Certain oral statements made by management from time to time and certain statements contained herein that are not historical facts are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management's Discussion and Analysis of Financial Condition and Results of Operations are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company's strategies regarding growth, including its intention to develop new products; (ii) the Company's financing plans; (iii) trends affecting the Company's financial condition or results of operations; (iv) the Company's ability to continue to control costs and to meet its liquidity and other financing needs; (v) the declaration and payment of dividends; and (vi) the Company's ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the hydraulic valve and manifold industry in particular, which directly affect customer orders, lead times and sales volume; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company's revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (iv) changes in technology or customer requirements, such as standardization of the cavity into which screw-in cartridge valves must fit, which could render the Company's products or technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (vi) changes relating to the Company's international sales, including changes in regulatory requirements or tariffs, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-Q for the quarter ended June 26, 2004, and under the heading "Business" and particularly under the subheading, "Business Risk Factors" in the Company's Form 10-K for the year ended

December 27, 2003. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

SUN HYDRAULICS CORPORATION
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

                                                                      SEPTEMBER 25, 2004  DECEMBER 27, 2003
                                                                          (UNAUDITED)
ASSETS
Current assets:
     Cash and cash equivalents                                             $  7,199           $  4,794
     Restricted cash                                                            433                425
     Accounts receivable, net of allowance for
        doubtful accounts of $193 and $187                                    8,420              6,215
     Inventories                                                              6,794              6,621
     Other current assets                                                       580                524
                                                                           --------           --------
     Total current assets                                                    23,426             18,579

Property, plant and equipment, net                                           42,539             42,829
Other assets                                                                  1,593              1,624
                                                                           --------           --------

     TOTAL ASSETS                                                          $ 67,558           $ 63,032
                                                                           ========           ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                      $  2,214           $  2,440
     Accrued expenses and other liabilities                                   3,750              2,217
     Long-term debt due within one year                                         991                937
     Dividends payable                                                          345                270
     Taxes payable                                                            2,101                 51
                                                                           --------           --------
     Total current liabilities                                                9,401              5,915

Long-term debt due after one year                                            11,379             17,270
Deferred income taxes                                                         4,363              4,456
Other noncurrent liabilities                                                    305                328
                                                                           --------           --------
     Total liabilities                                                       25,448             27,969

Shareholders' equity:
     Preferred stock, 2,000,000 shares authorized, par value $0.001
        no shares outstanding                                                    --                 --
     Common stock, 20,000,000 shares authorized, par value $0.001
        6,906,214 shares outstanding, September 25, 2004
        6,757,941 shares outstanding, December 27, 2003                           7                  7
     Capital in excess of par value                                          27,796             26,478
     Unearned compensation related to
          outstanding restricted stock                                         (415)              (601)
     Retained earnings                                                       12,391              7,522
     Accumulated other comprehensive income                                   2,331              1,657
                                                                           --------           --------
     Total shareholders' equity                                              42,110             35,063

     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                            $ 67,558           $ 63,032
                                                                           ========           ========

SUN HYDRAULICS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           THREE MONTHS ENDED
                                                 SEPTEMBER 25, 2004  SEPTEMBER 27, 2003
                                                     (UNAUDITED)         (UNAUDITED)
NET SALES                                             $ 23,164            $ 17,851

Cost of sales                                           16,117              13,328
                                                      --------            --------

GROSS PROFIT                                             7,047               4,523

Selling, engineering and
 administrative expenses                                 4,002               3,604
                                                      --------            --------

OPERATING INCOME                                         3,045                 919

Interest expense                                           123                 137
Foreign currency transaction (gain)/loss                   (43)                 (1)
Miscellaneous (income)/expense, net                         (7)                 (1)
                                                      --------            --------

INCOME BEFORE INCOME TAXES                               2,972                 784

Income tax provision                                     1,092                 275
                                                      --------            --------

NET INCOME                                            $  1,880            $    509
                                                      ========            ========

BASIC NET INCOME PER COMMON SHARE                     $   0.27            $   0.08

WEIGHTED AVERAGE BASIC SHARES OUTSTANDING                6,895               6,591

DILUTED NET INCOME PER COMMON SHARE                   $   0.27            $   0.08

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING              6,972               6,635

DIVIDENDS DECLARED PER SHARE                          $   0.05            $   0.04

SUN HYDRAULICS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            NINE MONTHS ENDED
                                                 SEPTEMBER 25, 2004  SEPTEMBER 27, 2003
                                                     (UNAUDITED)         (UNAUDITED)
NET SALES                                             $ 71,077            $ 53,188

Cost of sales                                           49,338              39,059
                                                      --------            --------

GROSS PROFIT                                            21,739              14,129

Selling, engineering and
  administrative expenses                               12,262              11,491
                                                      --------            --------

OPERATING INCOME                                         9,477               2,638

Interest expense                                           405                 415
Foreign currency transaction (gain)/loss                   (75)               (190)
Miscellaneous (income)/expense, net                        (25)                (24)
                                                      --------            --------

INCOME BEFORE INCOME TAXES                               9,172               2,437

Income tax provision                                     3,343                 857
                                                      --------            --------

NET INCOME                                            $  5,829            $  1,580
                                                      ========            ========

BASIC NET INCOME PER COMMON SHARE                     $   0.86            $   0.24

WEIGHTED AVERAGE BASIC SHARES OUTSTANDING                6,811               6,491

DILUTED NET INCOME PER COMMON SHARE                   $   0.85            $   0.24

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING              6,869               6,535

DIVIDENDS DECLARED PER SHARE                          $   0.14            $   0.12

SUN HYDRAULICS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

                                                                 NINE MONTHS ENDED
                                                       SEPTEMBER 25, 2004  SEPTEMBER 27, 2003
                                                           (UNAUDITED)         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                  $  5,829            $  1,580
Adjustments to reconcile net income to
     net cash provided by operating activities:
Depreciation                                                   4,073               3,907
Loss on disposal of assets                                        43                 367
Deferred income taxes                                            (93)                 (1)
Allowance for doubtful accounts                                    6                  35
Amortization of compensation expense                             186                 116
(Increase) decrease in:
     Accounts receivable                                      (2,211)             (2,219)
     Inventories                                                (173)                 34
     Taxes receivable                                             --                  --
     Other current assets                                        (56)                612
     Other assets                                                 31                (516)
Increase (decrease) in:
     Accounts payable                                           (226)                474
     Accrued expenses and other liabilities                    1,533               1,941
     Dividends payable                                            75                  11
     Taxes payable                                             2,050                 684
     Other liabilities                                           (23)                (38)
                                                            --------            --------
Net cash provided by operating activities                     11,044               6,987

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                                          (3,531)             (3,090)
Proceeds from dispositions of equipment                           19                  11
                                                            --------            --------
Net cash used in investing activities                         (3,512)             (3,079)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt                                                --              18,850
Repayment of debt                                             (5,837)             (8,411)
Proceeds from stock issuance                                   1,319                 956
Dividends to shareholders                                       (960)            (14,133)
                                                            --------            --------
Net cash used in financing activities                         (5,478)             (2,738)

Effect of exchange rate changes on cash and
     cash equivalents                                            359                 (58)

Net increase in cash and cash equivalents                      2,413               1,112
                                                            --------            --------

Cash and cash equivalents, beginning of period                 5,219               3,958
                                                            --------            --------

Cash and cash equivalents, end of period                    $  7,632            $  5,070
                                                            ========            ========

Supplemental disclosure of cash flow information:
Cash paid/(received):
     Interest                                               $    405            $    415
     Income taxes                                           $  1,386            $    174

                                       UNITED                                       UNITED
                                       STATES          KOREA         GERMANY        KINGDOM       ELIMINATION    CONSOLIDATED
THREE MONTHS
ENDED SEPTEMBER 25, 2004
Sales to unaffiliated customers       $ 14,676       $  1,900       $  3,390       $  3,198        $     --        $ 23,164
Intercompany sales                       4,112             --             19            465          (4,596)             --
Operating income/(loss)                  1,921            201            791            135              (3)          3,045
Depreciation                               960             34            132            259              --           1,385
Capital expenditures                       883             32             38             99              --           1,052

THREE MONTHS
ENDED SEPTEMBER 27, 2003
Sales to unaffiliated customers       $ 11,208       $  1,630       $  2,316       $  2,697        $     --        $ 17,851
Intercompany sales                       2,918             --              9            323          (3,250)             --
Operating income/(loss)                    508            187            432           (190)            (18)            919
Depreciation                               900             32             94            235              --           1,261
Capital expenditures                       757            386            111            466              --           1,720

NINE MONTHS
ENDED SEPTEMBER 25, 2004
Sales to unaffiliated customers       $ 44,566       $  6,744       $  9,860       $  9,907        $     --        $ 71,077
Intercompany sales                      12,029             --             52          1,301         (13,382)             --
Operating income/(loss)                  6,361            776          2,013            338             (11)          9,477
Depreciation                             2,834            102            341            795              --           4,072
Capital expenditures                     2,922             40            105            465              --           3,532

NINE MONTHS
ENDED SEPTEMBER 27, 2003
Sales to unaffiliated customers       $ 32,473       $  5,175       $  6,951       $  8,589        $     --        $ 53,188
Intercompany sales                       9,794             --             33          1,032         (10,859)             --
Operating income/(loss)                  1,806            541            925           (655)             21           2,638
Depreciation                             2,752             89            285            781              --           3,907
Capital expenditures                     1,688            418            203            781              --           3,090